                                                                  EXHIBIT 4.11

--------------------------------------------------------------------------------

                      AMERICAN RESIDENTIAL SERVICES, INC.

                                       to

                       U.S. TRUST COMPANY OF TEXAS, N.A.,
                                   as Trustee


                                _______________



                                   INDENTURE

                           Dated as of July 31, 1997


                                _______________



                    Convertible Subordinated Debt Securities


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                     PAGE
ARTICLE I                 Definitions and Other Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION 1.01.    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION 1.02.    Compliance Certificates and Opinions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         SECTION 1.03.    Form of Documents Delivered to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         SECTION 1.04.    Acts of Holders; Record Dates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 1.05.    Notices, etc., to Trustee and Company . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 1.06.    Notice to Holders; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 1.07.    Conflict With Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 1.08.    Effect of Headings and Table of Contents  . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 1.09.    Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 1.10.    Separability Clause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 1.11.    Benefits of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 1.12.    GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 1.13.    Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 1.14.    No Security Interest Created  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 1.15.    Limitation on Individual Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE II                Security Forms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 2.01.    Forms Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 2.02.    Form of Trustee's Certificate of Authentification . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE III               The Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 3.01.    Amount Unlimited; Issuable in Series. . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 3.02.    Denominations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 3.03.    Execution, Authentication, Delivery and Dating  . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 3.04.    Temporary Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 3.05.    Registration, Registration of Transfer and Exchange . . . . . . . . . . . . . . . . . . . .  20
         SECTION 3.06.    Mutilated, Destroyed, Lost and Stolen Securities  . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 3.07.    Payment of Interest; Interest Rights Preserved  . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 3.08.    Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 3.09.    Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 3.10.    Computation of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE IV                Satisfaction and Discharge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 4.01.    Satisfaction and Discharge of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 4.02.    Application of Trust Money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 4.03.    Reinstatement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE V                 Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 5.01.    Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 5.02.    Acceleration of Maturity; Rescission and Annulment. . . . . . . . . . . . . . . . . . . . .  29

         SECTION 5.03.    Collection of Indebtedness and Suits for Enforcement by
                          Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 5.04.    Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 5.05.    Trustee May Enforce Claims Without Possession of Securities . . . . . . . . . . . . . . . .  31
         SECTION 5.06.    Application of Money Collected  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 5.07.    Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 5.08.    Unconditional Right of Holders To Receive Principal,
                          Premium, Interest and To Convert  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 5.09.    Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 5.10.    Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 5.11.    Delay or Omission Not Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 5.12.    Control by Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 5.13.    Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 5.14.    Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE VI                The Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 6.01.    Certain Duties and Responsibilities . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 6.02.    Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 6.03.    Certain Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 6.04.    Not Responsible for Recitals or Issuance of Securities  . . . . . . . . . . . . . . . . . .  38
         SECTION 6.05.    May Hold Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 6.06.    Money Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 6.07.    Compensation and Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 6.08.    Disqualification; Conflicting Interests . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 6.09.    Corporate Trustee Required; Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 6.10.    Resignation and Removal; Appointment of Successor . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 6.11.    Acceptance of Appointment by Successor  . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 6.12.    Merger, Conversion, Consolidation or Succession to
                          Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 6.13.    Preferential Collection of Claims Against Company . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 6.14.    Appointment of Authenticating Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE VII               Holders' Lists and Reports by Trustee and Company . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 7.01.    Company To Furnish Trustee Names and Addresses of
                          Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 7.02.    Preservation of Information; Communication to Holders . . . . . . . . . . . . . . . . . . .  47
         SECTION 7.03.    Reports by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         SECTION 7.04.    Reports by Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE VIII              Consolidation, Merger, Conveyance, Transfer or Lease  . . . . . . . . . . . . . . . . . . .  48
         SECTION 8.01.    Company May Consolidate, etc., Only on Certain Terms  . . . . . . . . . . . . . . . . . . .  48
         SECTION 8.02.    Successor Substituted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

ARTICLE IX                Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 9.01.    Supplemental Indentures Without Consent of Holders  . . . . . . . . . . . . . . . . . . . .  49

         SECTION 9.02.    Supplemental Indentures With Consent of Holders . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 9.03.    Execution of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 9.04.    Effect of Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 9.05.    Conformity With Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 9.06.    Reference in Securities to Supplemental Indentures  . . . . . . . . . . . . . . . . . . . .  52
         SECTION 9.07.    Notice of Supplemental Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

ARTICLE X                 Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 10.01.   Payment of Principal, Premium and Interest  . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 10.02.   Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 10.03.   Money for Security Payments To Be Held in Trust . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 10.04.   Statement by Officers as to Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 10.05.   Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 10.06.   Waiver of Certain Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 10.07.   Additional Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

ARTICLE XI                Redemption of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 11.01.   Applicability of Article. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 11.02.   Election To Redeem; Notice to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 11.03.   Selection by Trustee of Securities To Be Redeemed . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 11.04.   Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 11.05.   Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 11.06.   Securities Payable on Redemption Date . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 11.07.   Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

ARTICLE XII               Subordination of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 12.01.   Securities Subordinated to Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 12.02.   Payment Over of Proceeds Upon Dissolution, etc. . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 12.03.   Prior Payment to Senior Indebtedness On Acceleration of
                          Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 12.04.   No Payment When Senior Indebtedness in Default  . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 12.05.   Payment Permitted If No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 12.06.   Subrogation to Rights of Holders of Senior Indebtedness . . . . . . . . . . . . . . . . . .  64
         SECTION 12.07.   Provisions Solely To Define Relative Rights . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 12.08.   Trustee To Effectuate Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 12.09.   No Waiver of Subordination Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 12.10.   Notice to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 12.11.   Reliance on Judicial Order or Certificate of Liquidating
                          Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 12.12.   Trustee Not Fiduciary for Holders of Senior Indebtedness  . . . . . . . . . . . . . . . . .  66
         SECTION 12.13.   Rights of Trustee as Holder of Senior Indebtedness;
                          Preservation of Trustee's Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 12.14.   Article Applicable to Paying Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 12.15.   Certain Conversions Deemed Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 12.16.   No Suspension of Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

ARTICLE XIII              Conversion of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 13.01.   Conversion Privilege and Conversion Price . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 13.02.   Exercise of Conversion Privilege  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 13.03.   Fractions of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 13.04.   Adjustment of Conversion Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 13.05.   Notice of Adjustments of Conversion Price . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 13.06.   Notice of Certain Corporate Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 13.07.   Company To Reserve Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         SECTION 13.08.   Taxes on Conversions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 13.09.   Covenant as to Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 13.10.   Cancellation of Converted Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 13.11.   Provisions of Consolidation, Merger or Sale of Assets . . . . . . . . . . . . . . . . . . .  78
         SECTION 13.12.   Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79

ARTICLE XIV               Right To Require Repurchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         SECTION 14.01.   Right To Require Repurchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         SECTION 14.02.   Notice; Method of Exercising Repurchase Right . . . . . . . . . . . . . . . . . . . . . . .  79
         SECTION 14.03.   Deposit of Repurchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         SECTION 14.04.   Securities Not Repurchased on Repurchase Date . . . . . . . . . . . . . . . . . . . . . . .  81
         SECTION 14.05.   Securities Repurchased in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         SECTION 14.06.   Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

ARTICLE XV                Meetings of Holders of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         SECTION 15.01.   Purposes for Which Meetings May Be Called . . . . . . . . . . . . . . . . . . . . . . . . .  82
         SECTION 15.02.   Call, Notice and Place of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         SECTION 15.03.   Persons Entitled To Vote at Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         SECTION 15.04.   Quorum; Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         SECTION 15.05.   Determination of Voting Rights; Conduct and
                          Adjournment of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         SECTION 15.06.   Counting Votes and Recording Action of Meetings . . . . . . . . . . . . . . . . . . . . . .  85

                 Certain Sections of this Indenture relating to Sections 310 through 318 of the Trust Indenture Act of 1939:

Section 310(a)(1)                                                 609
         (a)(2)                                                   609
         (a)(3)                                                   Not Applicable
         (a)(4)                                                   Not Applicable
         (a)(5)                                                   609
         (b)                                                      608
Section 311(a)                                                    613
         (b)                                                      613
Section 312(a)                                                    701
                                                                  702(a)
         (b)                                                      702(b)
         (c)                                                      702(c)
Section 313(a)                                                    703(a)
         (b)                                                      703(a)
         (c)                                                      703(a)
         (d)                                                      703(b)
Section 314(a)                                                    704
         (a)(4)                                                   1004
         (b)                                                      Not Applicable
         (c)(1)                                                   102
         (c)(2)                                                   102
         (c)(3)                                                   Not Applicable
         (d)                                                      Not Applicable
         (e)                                                      102
Section 315(a)                                                    601
         (b)                                                      602
         (c)                                                      601
         (d)                                                      601
         (e)                                                      514
Section 316(a)(1)(A)                                              502
                                                                  512
         (a)(1)(B)                                                513
         (a)(2)                                                   Not Applicable
         (b)                                                      508
         (c)                                                      104(c)
Section 317(a)(1)                                                 503
         (a)(2)                                                   504
         (b)                                                      1003
Section 318(a)                                                    107

________________________

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                 INDENTURE, dated as of July 31, 1997, between AMERICAN RESIDENTIAL SERVICES, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), and U.S. TRUST COMPANY OF TEXAS, N.A., a national banking association, as Trustee (herein called the "Trustee").

                            RECITALS OF THE COMPANY

                 The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured convertible subordinated debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as in this Indenture provided.

                 This Indenture is subject to the provisions of the Trust Indenture Act and the rules and regulations of the Commission promulgated thereunder which are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.

                 All things necessary to make this Indenture a valid agreement of the Company in accordance with its terms have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                 For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                   ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 1.01.    Definitions.

                 For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                 (a) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;

                 (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;





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                 (c)      all accounting terms not otherwise defined herein
         have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required and permitted hereunder shall mean such accounting principles as are generally accepted and adopted by the Company at the date of this Indenture; and

                 (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and references herein to "Articles" and "Sections" are to Articles and Sections of this Indenture unless otherwise specified.

                 Certain terms used in Articles V, XII, XIII and XIV are defined in those Articles.

                 "Act," when used with respect to any Holder, has the meaning specified in Section 1.04.

                 "Additional Amounts" means any additional amounts that are required by the express terms of a Security or by or pursuant to a Board Resolution, under circumstances specified therein or pursuant thereto, to be paid by the Company with respect to certain taxes, assessments or other governmental charges imposed on certain Holders and that are owing to those Holders.

                 "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of the specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities.

                 "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

                 "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

                 "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Houston, Texas or New York, New York are authorized or obligated to close by law or executive order.





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                 "Change in Control" has the meaning specified in Section
14.06.

                 "Commission" means the Securities and Exchange Commission as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Instrument that Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing those duties at such time.

                 "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 13.11, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                 "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean that successor Person.

                 "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or one of its Vice Presidents, and by its Chief Financial Officer, its Controller, its Treasurer, one of its Assistant Treasurers, its Secretary or one of its Assistant Secretaries, and delivered to the Trustee.

                 "Consolidated Subsidiary" means a Subsidiary whose financial statements are included in the most recent annual consolidated financial statements of the Company and its Subsidiaries.

                 "Convertibility Commencement Date," when used with respect to any Security, means the date fixed by or pursuant to this Indenture as the first date on which that Security can be converted pursuant to Article XIII.

                 "Corporate Trust Office" means the office of the Trustee in New York, New York at which at any particular time its corporate trust business principally shall be administered.

                 "corporation" means a corporation, association, company, joint-stock company or business trust.





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                 "Credit Facility" means, in each case as amended, restated, modified, renewed, extended, increased, refunded, replaced or refinanced in whole or in part from time to time: (a) the Revolving Loan Agreement dated March 3, 1997, between the Company and NationsBank of Texas as Agent and Issuing Lender, and the lenders party thereto from time to time; and (b) one or more debt facilities with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit.

                 "Current Market Price" has the meaning specified in Section 13.04.

                 "Defaulted Interest" has the meaning specified in Section
3.07.

                 "Designated Senior Indebtedness" means (a) the Credit Facility and (b) any other Senior Indebtedness of the Company the principal amount of which is $25 million or more and that has been designated by the Company as "Designated Senior Indebtedness."

                 "Dollar" or "$" means at any time a dollar or other equivalent unit in such coin or currency of the United States as at that time shall be legal tender for the payment of public and private debts.

                 "Event of Default" has the meaning specified in Section 5.01.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Holder" means a Person in whose name a Security of any series is registered in the Security Register for that series.

                 "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including the terms of one or more series of Securities established as contemplated by Section 3.01 and, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and to govern this instrument and any such supplemental indenture, respectively.

                 "Initial Conversion Price," when used with respect to any Security to be converted, means the initial price per share of Common Stock which is fixed for the conversion of that Security by or pursuant to this Indenture, subject to adjustment after its issuance (or the earliest issuance of any of its Predecessor Securities) pursuant to Article XIII.

                 "Interest Payment Date," when used with respect to any Security, means the Stated Maturity of an installment of interest on that Security.





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                 "Maturity," when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof or by declaration of acceleration, redemption or otherwise.

                 "Obligations" in respect of Senior Indebtedness means any principal, interest, premiums, fees, indemnifications, reimbursements, damages and other liabilities payable under the documents governing any such indebtedness.

                 "Officers' Certificate" means a certificate, in form reasonably satisfactory to the Trustee, signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and by the Chief Financial Officer, Controller, the Treasurer or an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

                 "Opinion of Counsel" means a written opinion, in form and substance reasonably satisfactory to the Trustee, of counsel, who may be counsel for or an employee of the Company, and who shall be reasonably acceptable to the Trustee.

                 "Original Issue Discount Security" means any Security that provides for an amount less than the principal amount thereof to be due and payable on a declaration of acceleration of the Maturity thereof pursuant to
Section 5.02.

                 "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                 (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                 (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount have been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of those Securities; provided, that if those Securities, or portions thereof, are to be redeemed, notice of that redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                 (c)      Securities that have been paid pursuant to Section
         3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or





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waiver hereunder, Securities owned by the Company or any other obligor on the
Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Securities that the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

                 "Paying Agent" means any Person, which may include the Company, authorized by the Company to pay the principal of and premium, if any, or interest on any one or more series of Securities on behalf of the Company.

                 "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Place of Payment," when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of that series are payable as specified in accordance with Section 3.01, subject to the provisions of Section 10.02.

                 "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by that particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

                 "Record Date" means either a Regular Record Date or a Special Record Date, as applicable.

                 "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

                 "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture on the applicable Redemption Date.

                 "Regular Record Date" for the interest payable on any Interest Payment Date means the date specified for that purpose as contemplated by
Section 3.01, or, if not so specified, the last day of the calendar month preceding that Interest Payment Date if that Interest Payment Date is the 15th day of the calendar month or the 15th day of the calendar month preceding that Interest





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Payment Date if that Interest Payment Date is the first day of a calendar month, whether or not that day is a Business Day.

                 "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

                 "Repurchase Date" has the meaning specified in Section 14.01.

                 "Repurchase Event" has the meaning specified in Section 14.06.

                 "Repurchase Price" has the meaning specified in Section 14.01.

                 "Responsible Officer" means, when used with respect to the Trustee, the chairman of the Board of Directors, any vice chairman of the Board of Directors, the chairman of the trust committee, the chairman of the executive committee, any vice chairman of the executive committee, the president, any vice president (whether or not designated by numbers or words added before or after the title "vice president"), the cashier, the secretary, the treasurer, any trust officer, any assistant trust officer, any assistant cashier, any assistant secretary, any assistant treasurer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

                 "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.05.

                 "Senior Indebtedness" means the principal of and premium, if any, and interest on (a) all secured indebtedness of the Company for money borrowed under any Credit Facility, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed, and (b) all secured indebtedness of the Company for money borrowed, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed, and any amendments, renewals, extensions, modifications, refinancings, replacements and refundings of any or all thereof. For the purposes of this definition, "indebtedness for money borrowed" when used with respect to the Company means (a) any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money (including without limitation fees, penalties or other obligations in respect thereof), whether or not evidenced by bonds, debentures, notes or other written instruments, (b) any deferred payment obligation of, or any such obligation guaranteed by, the Company for the payment of the purchase price of property or assets evidenced by a note or similar instrument, and (c) any obligation of, or any such obligation guaranteed by, the Company for the payment of rent or other amounts under a lease of property or assets which obligation is required to be classified and accounted for as a capitalized lease on the balance sheet of the Company under generally accepted accounting principles.





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                 "Significant Subsidiary" means at any time a Subsidiary that is at that time a "significant subsidiary" of the Company within the meaning of Rule 1.02(w) of Regulation S-X under the Securities Act of 1933, as amended and in effect on the date of this Indenture.

                 "Special Record Date" for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Trustee pursuant to Section 3.07.

                 "Stated Maturity," when used with respect to any Security or any installment of interest thereon, means the date specified in that Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

                 "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock that ordinarily has voting power in the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

                 "Termination of Trading" has the meaning specified in Section 14.06.

                 "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after that date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                 "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                 "Vice President," when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

                 "Yield to Maturity," when used with respect to any Original Issue Discount Security, means the yield to maturity, if any, set forth on the face thereof.





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SECTION 1.02.    Compliance Certificates and Opinions.

                 On any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by officers of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

                 Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (a) a statement that each individual or firm signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                 (b) a brief statement as to the nature and scope of the examination or investigation on which the statements or opinions contained in such certificate or opinion are based;

                 (c) a statement that, in the opinion of each such individual or such firm, he has or they have made such examination or investigation as is necessary to enable him or them to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (d) a statement as to whether, in the opinion of each such individual or such firm, such condition or covenant has been complied with.

SECTION 1.03.    Form of Documents Delivered to Trustee.

                 In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any Person may certify or give an opinion as to such matters in one or several documents.

                 Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, on a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters on which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, on a certificate of public officials or on a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the





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
possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                 Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04.    Acts of Holders; Record Dates.

                 (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders shall be proved in the manner provided in
Section 15.06.

                 (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                 (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action. Notwithstanding the foregoing, the Company shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any Act by the Holders pursuant to Section 5.01, 5.02 or 5.12.





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
                 (d) The ownership of Securities of any series shall be proved by the Security Register for that series.

                 (e) Any Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued on the registration of transfer therefor or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                 (f) Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

SECTION 1.05.    Notices, etc., to Trustee and Company.

                 Any Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                 (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, 2001 Ross Avenue, Dallas, Texas 75201, Attention: Corporate Trust Administration, or at such superseding address has been previously furnished in writing to the Holders and the Company by the Trustee; or

                 (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company, addressed to it at Post Oak Tower, Suite 725, 5051 Westheimer Road, Houston, Texas 77506-5604 or at such superseding address as has been previously furnished in writing to the Trustee by the Company.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, registered or certified with postage prepaid, if mailed; when answered back if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by nationally recognized overnight air courier guaranteeing next day delivery.

SECTION 1.06.    Notice to Holders; Waiver.

                 Where this Indenture provides for notice to Holders of Securities of any series of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if made, given, furnished or filed in writing to each Holder affected by such event, at his address as it appears in the Security Register for that series, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, registered or certified with postage prepaid, if mailed; when answered back if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by nationally recognized overnight air courier guaranteeing next day delivery.

                 In the case of any notice this Indenture provides shall be given by mail, if, by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.07.    Conflict With Trust Indenture Act.

                 If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act or another provision that would be required or deemed under such Act to be a part of and govern this Indenture if this Indenture were subject thereto, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 1.08.    Effect of Headings and Table of Contents.

                 The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.09.    Successors and Assigns.

                 All covenants and agreements in this Indenture by the Company and the Trustee shall bind each of their respective successors and assigns, whether so expressed or not.

SECTION 1.10.    Separability Clause.

                 In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.





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
SECTION 1.11.    Benefits of Indenture.

                 Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Holders of Securities and, with respect to Article XII, the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12.    GOVERNING LAW.

                 THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

SECTION 1.13.    Legal Holidays.

                 In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security or the last date on which a Holder has the right to convert his Securities shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal and premium, if any, or conversion of the Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, or on such last day for conversion; provided, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the next succeeding Business Day.

SECTION 1.14.    No Security Interest Created.

         Nothing in this Indenture or in the Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of the Company or its Subsidiaries is or may be located.

SECTION 1.15.    Limitation on Individual Liability.

                 No recourse under or on any obligation, covenant or agreement contained in this Indenture or in any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors, as such, of the Company or any successor Person, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Security.


                                  ARTICLE II

                                 SECURITY FORMS

SECTION 2.01.    Forms Generally.

                 The Securities of each series shall be in substantially such form or forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. A copy of the Board Resolution establishing the form or forms of Securities or of any series of Securities shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of those Securities.

                 The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing those Securities, as evidenced by their execution thereof.

SECTION 2.02.    Form of Trustee's Certificate of Authentification.

                 The Trustee's certificate of authentification shall be in substantially the following form:

                 "This is one of the Securities of the series designated, described or provided for in the within-mentioned Indenture.


                                        U.S. TRUST COMPANY OF TEXAS, N.A., as
                                                  Trustee


                                        By
                                          ------------------------------------
                                             Authorized Signatory".



                                  ARTICLE III

                                 THE SECURITIES

SECTION 3.01.    Amount Unlimited; Issuable in Series.

                 The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

                 The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

                 (a) the title of the Securities of the series (which shall distinguish the Securities of the series from the Securities of all other series);

                 (b) any limit on the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered on registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.04, 3.05, 3.06, 9.06, 11.07, 13.02 or 14.05);

                 (c) the date or dates on which the principal of and any premium on the Securities of the series is payable or the method of determination thereof;

                 (d) the rate or rates (which may vary among Securities of the series), or the method of determination thereof, at which the Securities of the series shall bear interest, if any, whether and under what circumstances Additional Amounts with respect to such Securities shall be payable, the date or dates from which that interest shall accrue, the Interest Payment Dates on which that interest shall be payable and, if other than as set forth in Section 1.01, the Regular Record Date for the interest payable on such Securities on any Interest Payment Date;

                 (e) the place or places where, subject to the provisions of Section 10.02, the principal of, any premium or interest on and any Additional Amounts with respect to the Securities of the series shall be payable;

                 (f) the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions on which (which period or periods, price or prices and terms and conditions may vary among Securities of the series) Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option, and the manner in which the Company must exercise any such option;

                 (g) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions on which (which period or periods, price or prices and terms and conditions may vary among Securities of the series) Securities of the series shall be redeemed or purchased in whole or in part pursuant to that obligation;

                 (h) the denomination in which any Securities of the series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof;

                 (i) the currency or currencies (including composite currencies) in which payment of the principal of, any premium or interest on and any Additional Amounts with respect to the Securities of the series shall be payable if other than Dollars;

                 (j) if the principal of, any premium or interest on or any Additional Amounts with respect to the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies (including composite currencies) other than that in which the Securities are stated to be payable, the currency or currencies (including composite currencies) in which payment of the principal of or any premium or interest on or any Additional Amounts with respect to Securities of the series as to which such election is made shall be payable, and the periods within which and the terms and conditions on which that election is to be made;

                 (k) if the amount of payments of principal of, any premium or interest on or any additional amounts with respect to the Securities of the series may be determined with reference to any commodities, currencies or indices, or values, rates or prices, the manner in which those amounts shall be determined;

                 (l) if other than the entire principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable on declaration of acceleration of the Maturity thereof pursuant to Section 5.02;

                 (m) any additional means of satisfaction and discharge of this Indenture with respect to Securities of the series pursuant to
         Section 4.01 and any additional conditions to discharge pursuant to
         Section 4.01;

                 (n) any deletions or modifications of or additions to the Events of Default set forth in Section 5.01 or covenants of the Company set forth in Article X pertaining to the Securities of the series;

                 (o) if the Securities of the series are to be subordinated pursuant to Article XII to unsecured indebtedness or other liabilities, the modification for purposes only of the series of the definition of "Senior Indebtedness" herein; and

                 (p) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

                 All Securities of any one series shall be substantially identical, except as to denomination and except as is otherwise provided in this Section 3.01 or may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 3.03) set forth, or determined in the manner provided, in the Officers' Certificate referred to above or in any such indenture supplemental hereto.

                 At the option of the Company, interest on the Securities of any series that bears interest may be paid by mailing a check to the address of any Holder as such address shall appear in the Security Register.

                 If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of that action together with that Board Resolution shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

SECTION 3.02.    Denominations.

                 The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such provisions with respect to the

Securities of any series, the Securities of that series denominated in Dollars shall be issuable in denominations of $1,000 and any integral multiple thereof. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, any Securities of a series denominated in a currency other than Dollars shall be issuable in denominations that are the equivalent, as determined by the Company by reference to the noon buying rate in The City of New York for cable transfers for such currency, as such rate is reported or otherwise made available by the Federal Reserve Bank of New York, on the applicable issue date for such Securities, of $1,000 and any integral multiple thereof.

SECTION 3.03.    Execution, Authentication, Delivery and Dating.

                 The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Financial Officer or one of its Vice Presidents, under its corporate seal or a facsimile thereof reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

                 Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

                 At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of those Securities; and the Trustee in accordance with such Company Order shall either at one time or from time to time pursuant to such instructions as may be described therein authenticate and deliver such Securities as in this Indenture provided and not otherwise. Such Company Order shall specify (or will state that an Officers' Certificate will specify) the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated, and shall certify (or a related Officers' Certificate shall certify) that all conditions precedent to the issuance of such Securities contained in this Indenture have been complied with.

                 If the form or terms of the Securities of any series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 2.01 and 3.01, in authenticating those Securities, and accepting the additional responsibilities under this Indenture in relation to those Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying on, an Opinion of Counsel stating:

                 (a) if the form of those Securities has been established by or pursuant to Board Resolution as permitted by Section 2.01, that such form has been established in conformity with the provisions of this Indenture;

                 (b) if the terms of those Securities have been established by or pursuant to Board Resolution as permitted by Section 3.01, that such terms have been established in conformity with the provisions of this Indenture; and

                 (c) that those Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforcement is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether that enforcement is considered in a proceeding in equity or at law) and (iii) any implied covenant of good faith and fair dealing.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

                 Each Security shall be dated the date of its authentication.

                 No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature, and such certificate on any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of the Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section
3.09 together with a written statement (which need not comply with Section 1.03 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

                 The Trustee may appoint an Authenticating Agent pursuant to the terms of Section 6.14.

SECTION 3.04.    Temporary Securities.

                 Pending the preparation of definitive Securities of any series, the Company may execute, and on Company Order the Trustee shall authenticate and deliver, temporary Securities of that series which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing those Securities may determine, as evidenced by their execution of those Securities. Every such temporary Security shall be executed by the Company and shall be authenticated and delivered by the Trustee on the same conditions and in substantially the same manner, and with the same effect, as the definitive Security or Securities in lieu of which it is issued.

                 If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of any series, the temporary Securities of that series shall be exchangeable for those definitive Securities on surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder. On surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series and of like tenor, of any authorized denominations and of a like aggregate principal amount. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of that series.

SECTION 3.05.    Registration, Registration of Transfer and Exchange.

                 (a) The Company shall cause to be kept for each series of Securities at one of the offices or agencies maintained pursuant to Section
10.02 a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities of that series. The Trustee is hereby initially appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

                 (b) On surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series and of like tenor, of any authorized denominations and of a like aggregate principal amount.

                 At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series and of like tenor, of any authorized denominations and of a like aggregate principal amount, on surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the

Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

                 (c) All Securities issued on any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered on such registration of transfer or exchange.

                 (d) Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

                 (e) No service charge shall be made for any registration of transfer or exchange of Securities, except as provided in Section 3.06. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06, 11.07, 13.02 or 14.05 not involving any transfer.

                 (f) The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption and ending at the close of business on the day of the mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 3.06.    Mutilated, Destroyed, Lost and Stolen Securities.

                 If any mutilated Security of any series is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                 If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Security and (b) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding. The Trustee may charge the Company for the Trustee's expenses in replacing such Security.

                 In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

                 On the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                 Every new Security of any series issued pursuant to this
Section 3.06 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

                 The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.07.    Payment of Interest; Interest Rights Preserved.

                 Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. Unless otherwise provided with respect to the Securities of any series, payment of interest may be made at the option of the Company by check mailed or delivered to the address of any Person entitled thereto as such address shall appear in the Securities Register.

                 Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

                 (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) of that series are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of that series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) of that series are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                 (b) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which those Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee.

                 Subject to the foregoing provisions of this Section 3.07, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                 In the case of any Security of any series which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), interest on that Security whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more of its Predecessor Securities) is registered at the close of business on such Regular Record Date, provided, however, that Securities of any series so surrendered for conversion shall (except in the case of those Securities or portions thereof called for redemption) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount being surrendered for conversion. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security of any series which is converted, interest whose Stated Maturity is after the date of conversion of that Security shall not be payable.

SECTION 3.08.    Persons Deemed Owners.

                 Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name that Security is registered as the owner of that Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.07) interest on that Security and for all other purposes whatsoever, whether or not that Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.09.    Cancellation.

                 All Securities surrendered for payment, redemption, registration of transfer, exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of as directed by a Company Order.

SECTION 3.10.    Computation of Interest.

                 Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.


                                  ARTICLE IV

                           SATISFACTION AND DISCHARGE

SECTION 4.01.    Satisfaction and Discharge of Indenture.

                 This Indenture shall on Company Request cease to be of further effect (except as expressly provided for in this Article IV), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                 (a)      either

                          (i) all Securities theretofore authenticated and delivered (other than (A) Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

                            (ii)  all those Securities not theretofore
                 delivered to the Trustee for cancellation

                                  (A)      have become due and payable, or

                                  (B) will become due and payable at their Stated Maturity within one year, or

                                  (C)      are to be called for redemption
                          within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, or

                                  (D)      are delivered to the Trustee for
                          conversion in accordance with Article XIII,

         and the Company, in the case of (A), (B), (C) or (D) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of paying an amount in cash sufficient (without consideration of any investment of such cash) to pay and discharge the entire indebtedness on those Securities not theretofore delivered to the Trustee for cancellation for principal and premium, if any, and interest and Additional Amounts, if any, to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided that the Trustee is irrevocably instructed to apply such amount to said payments with respect to those Securities;

                 (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                 (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                 Notwithstanding the satisfaction and discharge of this Indenture, the following rights or obligations under the Securities and this Indenture shall survive until otherwise terminated or discharged hereunder:
(a) Article XIII, Article XIV and the Company's obligations under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, in each case with respect to any Securities described in subclause (ii) of clause (a) of this Section 4.01, (b) this
Article IV, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including the obligations of the Company to the Trustee under Section 6.07, and the obligations of the Trustee or the Company to any Authenticating Agent under

Section 6.14 and (d) if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section 4.01, the rights of Holders of any Securities described in that subclause (ii) to receive, solely from the trust fund described in that subclause (ii), payments in respect of the principal of, and premium (if any) and interest on and Additional Amounts (if any) with respect to, those Securities when such payments are due.

SECTION 4.02.    Application of Trust Money.

                 Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, interest and Additional Amounts, if any, for whose payment such money has been deposited with the Trustee. All moneys deposited with the Trustee pursuant to Section 4.01 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company on Company Request.

SECTION 4.03.    Reinstatement.

                 If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article IV by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article IV until such time as the Trustee or Paying Agent is permitted to apply all money held in trust with respect to the Securities; provided, however, that if the Company makes any payment of principal of, any premium or interest on or any Additional Amounts with respect to any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of the Securities to receive such payment from the money so held in trust.


                                   ARTICLE V

                                    REMEDIES

SECTION 5.01.    Events of Default.

                 "Event of Default," wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for that Event of Default and whether it shall be occasioned by the provisions of Article XII or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless it either is inapplicable to a particular series of Securities or is specifically deleted or modified in or pursuant to the supplemental indenture or Board Resolution establishing that series or in the form of the Security for that series;

                 (a) default in the payment of the principal of or premium, if any, on any Security of that series at its Maturity, whether or not such payment is prohibited by the provisions of Article XII; or

                 (b) default in the payment of any interest on or any Additional Amounts with respect to any Security of that series when it becomes due and payable, whether or not such payment is prohibited by the provisions of Article XII, and continuance of such default for a period of 30 days; or

                 (c) failure to provide timely notice of a Repurchase Event in accordance with the provisions of Article XIV; or

                 (d) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 5.01 specifically dealt with or which has been expressly included in this Indenture solely for the benefit of one or more series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                 (e) default under one or more bonds, notes, debentures or other evidences of indebtedness for money borrowed by the Company or any Consolidated Subsidiary or under one or more mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Consolidated Subsidiary, whether such indebtedness now exists or shall hereafter be created, which default individually or in the aggregate shall constitute a failure to pay the principal of indebtedness in excess of $10,000,000 when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in the principal of indebtedness in excess of $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

                 (f) the filing or commencement of an involuntary case or other proceeding against the Company or any Significant Subsidiary of the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or thereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Company or any Significant Subsidiary of the Company under the federal bankruptcy laws as now or hereafter in effect; or

                 (g) the filing or commencement by the Company or any Significant Subsidiary of the Company of a voluntary case or other proceeding seeking liquidation, reorganization or other similar relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or the Company or any Significant Subsidiary of the Company shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors; or

                 (h) any other Event of Default provided with respect to Securities of that series as contemplated by Section 3.01.

                 Notwithstanding the foregoing provisions of this Section 5.01, if the principal of, any premium or any interest on or any Additional Amounts with respect to the Securities of any series is payable in a currency or currencies (including a composite currency) other than Dollars and such currency (or currencies) is (or are) not available to the Company for making payment thereof because of the imposition of exchange controls or other circumstances beyond the control of the Company (a "Conversion Event"), the Company will be entitled to satisfy its obligations to Holders of the Securities of that series by making such payment in Dollars in an amount equal to the Dollar equivalent of the amount payable in such other currency currencies, as determined by the Company by reference to the noon buying rate in The City of New York for cable transfers for such currency ("Exchange Rate"), as such Exchange Rate is certified for customs purposes by the Federal Reserve Bank of New York on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Exchange Rate. Notwithstanding the foregoing provisions of this Section 5.01, any payment made under such circumstances in Dollars where the required payment is in a currency or currencies other than Dollars will not constitute an Event of Default under this Indenture.

                 Promptly after the occurrence of a Conversion Event respecting Securities of any series, the Company shall give written notice thereof to the Trustee; and the Trustee, promptly after receipt of such notice, shall give notice thereof in the manner provided in Section 1.06 to the Holders of those Securities. Promptly after the making of any payment in Dollars as a result of a Conversion

Event respecting Securities of any series, the Company shall give notice in the manner provided in Section 1.06 to the Holders of those Securities, setting forth the applicable Exchange Rate and describing the calculation of such payments.

SECTION 5.02.    Acceleration of Maturity; Rescission and Annulment.

                 If an Event of Default with respect to any Outstanding Securities of any series occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of (a) the series affected by such default (in the case of an Event of Default described in clause (a), (b), or (h) of Section 5.01) or
(b) all series of Securities (subject to the immediately following sentence, in the case of other Events of Default) may declare the principal amount (or, if any such Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of the series affected by such default or all series, as the case may be, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and on any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default described in clause (f) or (g) of Section 5.01 shall occur, the principal amount of the Outstanding Securities of all series ipso facto shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                 At any time after such a declaration of acceleration with respect to Securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders of a majority in principal amount of the Outstanding Securities of that series (or of all series, as the case may be), by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                 (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                          (i) all overdue interest on, and any Additional Amounts with respect to, all Securities of that series (or of all series, as the case may be),

                          (ii) the principal of (and premium, if any, on) any Securities of that series (or of all series, as the case may be) which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities (in the case of Original Issue Discount Securities, the Securities' Yield to Maturity),

                          (iii) to the extent that payment of such interest is lawful, interest on overdue interest and any Additional Amounts at the rate or rates prescribed therefor in such Securities (in the case of Original Issue Discount Securities, the Securities' Yield to Maturity) and

                          (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

         and

                 (b) all Events of Default with respect to Securities of that series (or of all series, as the case may be), other than the non-payment of the principal of Securities of that series (or of all series, as the case may be) which have become due solely by such declaration of acceleration, have been cured or waived as provided in
         Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 5.03.    Collection of Indebtedness and Suits for Enforcement by
                 Trustee.

                 The Company covenants that if

                 (a) default is made in the payment of any interest on or any Additional Amounts with respect to any Security of any series when such interest or Additional Amounts shall have become due and payable and such default continues for a period of 30 days, or

                 (b) default is made in the payment of the principal of or premium, if any, on any Security of any series at the Maturity thereof,

the Company will, on demand of the Trustee, pay to it, for the benefit of the Holders of the Securities of that series, the whole amount then due and payable on those Securities for principal and premium, if any, and interest and any Additional Amounts, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest and Additional Amounts, at the rate borne by those Securities (or in the case of Original Issue Discount Securities, the Yield to Maturity of those Securities), and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and each predecessor Trustee, their respective agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 6.07.

                 If the Company fails to pay such amounts forthwith on such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute any such proceeding to judgment or final decree, and may enforce the same against the Company (or any other obligor on those Securities) and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company (or any other obligor on those Securities), wherever situated.

                 If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of those Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.04.    Trustee May File Proofs of Claim.

                 In case of any judicial proceeding relative to the Company (or any other obligor on the Securities of any series), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have the claims of the applicable Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each applicable Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the applicable Holders, to pay to the Trustee any amount due it and each predecessor Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee and each predecessor Trustee and their respective agents and counsel, and any other amounts due the Trustee under Section 6.07.

                 No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of Securities of any series any plan of reorganization, arrangement, adjustment or composition affecting those Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of that Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders of those Securities, vote for the election of a trustee in bankruptcy or similar official and may be a member of the Creditors' Committee.

SECTION 5.05.    Trustee May Enforce Claims Without Possession of Securities.

                 All rights of action and claims under this Indenture or the Securities of any series may be prosecuted and enforced by the Trustee without the possession of any of those Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and each predecessor Trustee and their respective agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 5.06.    Application of Money Collected.

                 Any money collected by the Trustee pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal of, premium, if any, or interest on or any Additional Amounts with respect to the Securities of any series, on presentation of those Securities and the notation thereon of the payment if only partially paid and on surrender thereof if fully paid:

                 FIRST: Subject to Article XII, to the holders of Senior Indebtedness;

                 SECOND:  To payment of all amounts due the Trustee under
         Section 6.07;

                 THIRD: To the payment of the amounts then due and unpaid for principal of, premium, if any, and interest on and any Additional Amounts with respect to the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on those Securities for principal, premium, if any, interest and Additional Amounts, respectively; and

                 FOURTH: The balance, if any, to the Company or any other Person or Persons determined to be entitled thereto.

                 To the fullest extent allowed under applicable law, if for the purpose of obtaining judgment against the Company in any court it is necessary to convert the sum due in respect of the principal of or any premium or interest on or any Additional Amounts with respect to the Securities of any series (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used will be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Business Day next preceding that on which final judgment is given. Neither the Company nor the Trustee will be liable for any shortfall nor will either the Company or the Trustee it benefit from any windfall in payments to Holders of Securities under this Section 5.06 caused by a change in exchange rates between the time the amount of a judgment against the Company is calculated as above and the time the Trustee converts the Judgment Currency into the Required Currency to make payments under this
Section 5.06 to Holders of Securities, but payment of that judgment will discharge all amounts owed by the Company on the claim or claims underlying that judgment.

SECTION 5.07.    Limitation on Suits.

                 No Holder of any Security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                 (a) an Event of Default with respect to Securities of that series has occurred and is continuing and that Holder has previously given written notice to the Trustee of that continuing Event of Default;

                 (b) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                 (c) such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

                 (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                 (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of those Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of those Holders, or to obtain or to seek to obtain priority or preference over any other of those Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all those Holders.

SECTION 5.08. Unconditional Right of Holders To Receive Principal, Premium, Interest and To Convert.

                 Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section 3.07) interest on and any Additional Amounts with respect to such Security on the respective Stated Maturities expressed in that Security (or, in the case of redemption, on the Redemption Date or, in the case of a repurchase pursuant to Article XIV, on the Repurchase Date) and to convert such Security in accordance with Article XIII and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of that Holder.

SECTION 5.09.    Restoration of Rights and Remedies.

                 If the Trustee or any Holder of Securities of any series has instituted any proceeding to enforce any right or remedy under this Indenture and that proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to that Holder, then and in every such case, subject to any determination in that proceeding, the Company, the Trustee and the Holders of Securities of that series shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and those Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10.    Rights and Remedies Cumulative.

                 Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 3.06, no right or remedy herein conferred on or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11.    Delay or Omission Not Waiver.

                 No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing on any Event of Default with respect to that Security shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.12.    Control by Holders.

                 With respect to Securities of any series, the Holders of a majority in principal amount of the Outstanding Securities of that series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee relating to or arising under an Event of Default described in clause (a), (b) or (h) of Section 5.01, and with respect to all Securities the Holders of a majority in principal amount of all Outstanding Securities shall have the right to direct the time, method and place of conducting any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, not relating to or arising under such an Event of Default; provided, that:

                 (a) such direction shall not be in conflict with any rule of law or with this Indenture;

                 (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

                 (c) subject to the provisions of Section 6.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall determine that the action so directed would involve the Trustee in personal liability or would be unduly prejudicial to Holders not joining in such direction.

SECTION 5.13.    Waiver of Past Defaults.

                 The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of that series waive any past default hereunder with respect to that series and its consequences, and the Holders of a majority in principal amount of all Outstanding Securities may on behalf of the Holders of all Securities waive any other past default hereunder and its consequences, except in each case a default

                 (a) in the payment of the principal of or premium, if any, or interest on or any Additional Amounts with respect to any Security, or

                 (b) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

                 On any such waiver, the waived default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.14.    Undertaking for Costs.

                 All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, or premium, if any, or interest on or any Additional Amounts with respect to any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption
Date).

                                  ARTICLE VI

                                  THE TRUSTEE

SECTION 6.01.    Certain Duties and Responsibilities.

                 The duties and responsibilities of the Trustee shall be as provided by this Indenture and the Trust Indenture Act for securities issued pursuant to indentures qualified thereunder. Except as otherwise provided herein, notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability or risk in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section
6.01. The Trustee shall not be liable (a) for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts or (b) with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of the then Outstanding Securities of any series or all series, determined as provided in Section 5.12, relating to the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, under this Indenture with respect to those Securities. Prior to the occurrence of an Event of Default with respect to Securities of any series and after the curing or waiving of all Events of Default with respect to all series which may have occurred: (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and in the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and in the Trust Indenture Act, and no implied covenants or obligations shall be read in to this Indenture against the Trustee; and (b) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions therein, on any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties; but in the case of any such statements, certificates or options which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture. If a default or an Event of Default with respect to Securities of any series has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

SECTION 6.02.    Notice of Defaults.

                 The Trustee shall give the Holders of Securities of each series notice of any default hereunder with respect to the Securities of that series known to it as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default with respect to the Securities of that series of the character specified in Section 5.01(d), no such notice to those Holders shall be given until at least 30 days after the occurrence thereof; and provided, further, that, except in the case of a default in payment of principal of, premium, if any, or interest on or any Additional Amounts with respect to any Securities of any series, the Trustee may withhold notice to the Holders of those Securities if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of those Holders. For the purpose of this
Section 6.02, the term "default" with respect to the Securities of any series means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to those Securities.

SECTION 6.03.    Certain Rights of Trustee.

                 Subject to the provisions of Section 6.01:

                 (a) the Trustee may rely and shall be protected in acting or refraining from acting on any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                 (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely on an Officers' Certificate;

                 (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                 (f) before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officers' Certificate or an Opinion of

         Counsel, which shall conform to the provisions of Section 1.02, and the Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith and without gross negligence in reliance on such certificate or opinion;

                 (g) the Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder;

                 (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

                 (i) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 6.04.    Not Responsible for Recitals or Issuance of Securities.

                 The statements and recitals contained herein and in the Securities and in any other document in connection with the sale of the Securities, except the Trustee's certificate of authentication, shall be taken as the statements of the Company, and the Trustee and any Authenticating Agent assume no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee and any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 6.05.    May Hold Securities.

                 The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 6.06.    Money Held in Trust.

                 Money held by the Trustee or any Paying Agent in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee or any Paying Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 6.07.    Compensation and Reimbursement.

         The Company agrees:

                 (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (including its services as Security Registrar or Paying Agent, if so appointed by the Company) as may be mutually agreed on in writing by the Company and the Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (b) except as otherwise expressly provided herein, to reimburse the Trustee and each predecessor Trustee promptly on its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in connection with the performance of its duties under any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and all other persons not regularly in its employ) except to the extent any such expense, disbursement or advance may be attributable to its negligence or bad faith; and

                 (c) to indemnify the Trustee and each predecessor Trustee (each, an "indemnitee") for, and to hold the indemnitee harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder (including its services as Security Registrar or Paying Agent, if so appointed by the Company), including enforcement of this Indenture (including this Section 6.07) and including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Company shall defend any claim or threatened claim asserted against an indemnitee for which it may seek indemnity, and the indemnitee shall cooperate in the defense unless, in the reasonable opinion of the indemnitee's counsel, the indemnitee has an interest adverse to the Company or a potential conflict of interest exists between the indemnitee and the Company, in which case the indemnitee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company shall only be responsible for the reasonable fees and expenses of one law firm (in addition to local counsel) in any one action or separate substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, such law firm to be designated by the indemnitee.

                 As security for the performance of the obligations of the Company under this Section 6.07, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular

Securities, and the Securities are hereby subordinated to such prior lien. The obligations of the Company under this Section to compensate and indemnify the Trustee and any predecessor Trustee and to pay or reimburse the Trustee and any predecessor Trustee for expenses, disbursements and advances, and any other amounts due the Trustee or any predecessor Trustee under this Section 6.07, shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture.

                 When the Trustee or any predecessor Trustee incurs expenses or renders services in connection with the performance of its obligations hereunder (including its services as Security Registrar or Paying Agent, if so appointed by the Company) after an Event of Default specified in Section 5.01(f) or (g) occurs, those expenses and the compensation for those services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar federal or state law to the extent provided in Section 503(b)(5) of Title 11 of the United States Code, as now or hereafter in effect.

SECTION 6.08.    Disqualification; Conflicting Interests.

                 (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section 6.08, with respect to the Securities of any series, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate that conflicting interest or resign with respect to the Securities of that series in the manner and with the effect hereinafter specified in this Article VI.

                 (b) In the event that the Trustee shall fail to comply with the provisions of paragraph (a) of this Section 6.08 with respect to the Securities of any series, the Trustee shall, within 10 days after the expiration of the 90-day period referred to in that paragraph (a), transmit by mail to all Holders of Securities of that series, as their names and addresses appear in the Security Register for that series, notice of that failure.

                 (c) For the purposes of this Section, the term "conflicting interest" shall have the meaning specified in Section 310(b) of the Trust Indenture Act and the Trustee shall comply with Section 310(b) of the Trust Indenture Act; provided, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act with respect to the Securities of any series any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met. For purposes of the preceding sentence, the optional provision permitted by the second sentence of Section 310(b)(9) of the Trust Indenture Act shall be applicable.

SECTION 6.09.    Corporate Trustee Required; Eligibility.

                 There shall at all times be a Trustee hereunder which shall be a Person that (i) is eligible pursuant to the Trust Indenture Act to act as such, (ii) has (or, in the case of a corporation included in a bank holding company system, whose related bank holding company has) a combined capital and surplus of at least $50,000,000 and (iii) has a Corporate Trust Office in the Borough of Manhattan, The City of New York, or a designated agent. If such Person publishes reports of conditions at least annually, pursuant to law or to the requirements of a Federal or state supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, it shall resign immediately in the manner and with the effect hereinafter specified in this
Article VI.

SECTION 6.10.    Resignation and Removal; Appointment of Successor.

                 (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

                 (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee for those Securities which is required by Section 6.11 shall not have been delivered to the resigning Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee for those Securities.

                 (c) The Trustee may be removed at any time with respect to the Securities of any series by an Act of the Holders of a majority in principal amount of the Outstanding Securities of that series delivered to the Trustee and to the Company.

                 (d)      If at any time:

                          (i)     the Trustee shall fail to comply with Section
         6.08 with respect to the Securities of any series after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security of that series for the last six months, or

                          (ii)    the Trustee shall cease to be eligible under
         Section 6.09 with respect to the Securities of any series and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security of that series for the last six months, or

                          (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to the Securities of all series, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

                 (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to those Securities (it being agreed that any such successor Trustee may be appointed with respect to the Securities of one or more or all of those series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and such successor Trustee or Trustees shall comply with the applicable requirements of Section 6.11. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company and accepted appointment in the manner required by
Section 6.11, any Holder who has been a bona fide Holder of a Security of that series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of that series.

                 (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of the Securities of that series in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 6.11.    Acceptance of Appointment by Successor.

                 (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, on payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

                 (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each such successor Trustee so appointed shall execute and deliver an indenture supplemental hereto wherein each such successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and on the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any such successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

                 (c) On request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 6.11, as the case may be.

                 (d) No successor Trustee shall accept its appointment unless, at the time of that acceptance, that successor Trustee shall be qualified and eligible under this Article VI.

SECTION 6.12.    Merger, Conversion, Consolidation or Succession to Business.

                 Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this
Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated those Securities.

SECTION 6.13.    Preferential Collection of Claims Against Company.

                 If and when the Trustee shall be or become a creditor of the Company (or any other obligor on the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 6.14.    Appointment of Authenticating Agent.

                 The Trustee may appoint an Authenticating Agent or Agents acceptable to and at the expense of the Company which shall be authorized to act on behalf of the Trustee to authenticate Securities issued on original issue and on exchange, registration of transfer, partial conversion or partial redemption or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having (or, in the case of a corporation included in a bank holding company system, whose related bank holding company has) a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.14.

                 Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Section 6.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                 An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. On receiving such a notice of resignation or on such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, the Trustee may appoint a successor Authenticating Agent acceptable to the Company and shall mail notice of such appointment by first-class mail, postage prepaid, to all Holders of

Securities for which such successor Authenticating Agent has been appointed as their names and addresses appear in the Security Register. Any successor Authenticating Agent on acceptance of its appointment under this Section 6.14 shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible to act as such under the provisions of this Section 6.14.

                 Any Authenticating Agent by the acceptance of its appointment shall be deemed to have represented to the Trustee that it is eligible for appointment as Authenticating Agent under this Section 6.14 and to have agreed with the Trustee that: it will perform and carry out the duties of an Authenticating Agent as herein set forth, including, among other duties, the duties to authenticate Securities when presented to it in connection with the original issuance and with exchanges, registrations of transfer or redemptions or conversions thereof or pursuant to Section 3.06; it will keep and maintain, and furnish to the Trustee from time to time as requested by the Trustee, appropriate records of all transactions carried out by it as Authenticating Agent and will furnish the Trustee such other information and reports as the Trustee may reasonably require; and it will notify the Trustee promptly if it shall cease to be eligible to act as Authenticating Agent in accordance with the provisions of this Section 6.14. Any Authenticating Agent by the acceptance of its appointment shall be deemed to have agreed with the Trustee to indemnify the Trustee against any loss, liability or expense incurred by the Trustee and to defend any claim asserted against the Trustee by reason of any acts or failures to act of such Authenticating Agent, but such Authenticating Agent shall have no liability for any action taken by it in accordance with the specific written direction of the Trustee.

                 The Trustee shall not be liable for any act or any failure of the Authenticating Agent to perform any duty either required herein or authorized herein to be performed by such person in accordance with this Indenture.

                 The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

                 If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

                 "This is one of the Securities of the series designated, described or provided for in the within-mentioned Indenture.


                                   U.S. TRUST COMPANY OF TEXAS, N.A.,
                                         As Trustee


                                   By
                                     --------------------------------------
                                          As Authenticating Agent


                                   By
                                     --------------------------------------
                                          Authorized Signatory"


                 Notwithstanding any provision of this Section 6.14 to the contrary, if at any time any Authenticating Agent appointed hereunder with respect to any series of Securities shall not also be acting as the Security Registrar hereunder with respect to that series of Securities, then, in addition to all other duties of an Authenticating Agent hereunder, such Authenticating Agent shall also be obligated: (a) to furnish to the Security Registrar for that series of Securities promptly all information necessary to enable that Security Registrar to maintain at all times an accurate and current Security Register for that series of Securities; and (b) prior to authenticating any Security of that series denominated in a foreign currency, to ascertain from the Company the units of such foreign currency that are required to be determined by the Company pursuant to Section 3.02.


                                  ARTICLE VII

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 7.01.    Company To Furnish Trustee Names and Addresses of Holders.

                 The Company will furnish or cause to be furnished to the Trustee with respect to each series of Securities:

                 (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of the Securities of that series as of such Regular Record Date and

                 (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

Notwithstanding the foregoing, so long as the Trustee is the Security Registrar, no such list shall be required to be furnished.

SECTION 7.02.    Preservation of Information; Communication to Holders.

                 (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities of each series contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders of those Securities received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 on receipt of a new list so furnished.

                 (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

                 (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act or otherwise in accordance with this Indenture.

SECTION 7.03.    Reports by Trustee.

                 (a) Not later than 60 days following each May 15, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

                 (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange on which the Securities of any series are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

SECTION 7.04.    Reports by Company.

                 The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

                                 ARTICLE VIII

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 8.01.    Company May Consolidate, etc., Only on Certain Terms.

                 The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person in one transaction or a series of related transactions, and the Company shall not permit any Person to consolidate with or merge into the Company, unless:

                 (a) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person in one transaction or a series of related transactions, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership, limited liability company or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on and any Additional Amounts with respect to all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 13.11;

                 (b) immediately after giving effect to such transaction, no Event of Default with respect to Securities of any series, and no event which, after notice or lapse of time or both, would become an Event of Default with respect to Securities of any series, shall have occurred and be continuing;

                 (c) such consolidation, merger, conveyance, transfer or lease does not adversely affect the validity or enforceability of the Securities of any series; and

                 (d) the Company or the successor Person has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article VIII and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 8.02.    Successor Substituted.

                 On any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease the properties and assets of the Company substantially as an entirety to any Person in one transaction or a series of related transactions in accordance with
Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a transfer by lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.


                                  ARTICLE IX

                            SUPPLEMENTAL INDENTURES

SECTION 9.01.    Supplemental Indentures Without Consent of Holders.

                 Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                 (a) to set forth the terms of the Securities of any unissued series, including the additional indebtedness or other liabilities to which the Securities of that series will be subordinated as contemplated by Section 3.01; or

                 (b) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

                 (c) for the benefit of the Holders of Securities of any or all series, to add to the covenants of the Company, add an additional Event of Default or surrender any right or power conferred herein or in the Securities of any series on the Company (and if any such covenant, Event of Default or surrender is to be for the benefit of Holders of Securities of less than all series, stating that such covenants, Event of Default or surrender is or are being included solely for the benefit of the Holders of Securities of those series referred to in the supplemental indenture); or

                 (d)      to secure the Securities of any or all series; or

                 (e) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Section 13.11; or

                 (f) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is adversely affected by such change in or elimination of such provision; or

                 (g) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to
         Section 4.01; provided, however, that any such action shall not adversely affect the interest of the Holders of Securities of such series or any other series of Securities in any material respect; or

                 (h) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or

                 (i) to cure any ambiguity or omission, to correct or supplement any provision herein or in the Securities of any or all series which may be defective or inconsistent with any other provision herein or in the Securities of any or all series, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided, that such action pursuant to this clause (i) shall not adversely affect the interests of the Holders of Securities of any series in any material respect and the Trustee may rely on an Opinion of Counsel to that effect.

SECTION 9.02.    Supplemental Indentures With Consent of Holders.

                 With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, or, if the rights of one or more, but less than all, series of Outstanding Securities are to be affected, then with the consent of the Holders of not less than a majority in principal amount of all the series of Outstanding Securities so to be affected, by Act of said Holders (acting as one class) delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

                 (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon, any Additional Amounts with respect thereto or any premium payable on the redemption thereof, or reduce the amount of the principal of any Original Issue Discount Security that would be due and payable on a declaration of acceleration of the Maturity thereof pursuant to
         Section 5.02, or change any Place of Payment where, or the coin or currency or currencies (including composite currencies) in which, any Security or any premium or any interest thereon or Additional Amount with respect thereto is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or adversely affect the right to convert any Security as provided in Article XIII (except as permitted by Section 9.01(e)), or modify the provisions of Article XIV, or the provisions of this Indenture with respect to the subordination of the Securities (except as contemplated by Section 3.01 and permitted by Section 9.01(a)), in a matter adverse to the Holders; or

                 (b) reduce the percentage in principal amount of Outstanding Securities the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

                 (c)      modify any of the provisions of this Section 9.02,
         Section 5.13 or Section 10.06, except to increase any percentage provided herein or therein or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the Holders of a specified percentage of the aggregate principal amount of Outstanding Securities of that series (which provision may be made pursuant to Section 3.01 without the consent of any Holder) or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause (c) shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section 9.02 and Section 10.06, or the deletion of this proviso, in accordance with the requirements of Sections 6.11(b) and 9.01(g).

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

                 It shall not be necessary for any Act of Holders under this
Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if that Act approves the substance thereof.

                 The determination of the Trustee as to the series of Securities the rights of which are to be affected pursuant to this Section 9.02 shall be conclusive, and the Trustee in making that determination shall be protected in relying on an Opinion of Counsel.

SECTION 9.03.    Execution of Supplemental Indentures.

                 In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying on, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.04.    Effect of Supplemental Indentures.

                 On the execution of any supplemental indenture under this
Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05.    Conformity With Trust Indenture Act.

                 Every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act.

SECTION 9.06.    Reference in Securities to Supplemental Indentures.

                 Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and (at the specific direction of the Company) authenticated and delivered by the Trustee in exchange for Outstanding Securities of that series.

SECTION 9.07.    Notice of Supplemental Indenture.

                 Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to Section 9.02, the Company shall transmit to the Holders of Securities of all series affected thereby a notice setting forth the substance of that supplemental indenture.

                                   ARTICLE X

                                   COVENANTS

SECTION 10.01.   Payment of Principal, Premium and Interest.

                 The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of, premium, if any, and interest on and any Additional Amounts with respect to the Securities of that series in accordance with the terms of those Securities and this Indenture.

SECTION 10.02.   Maintenance of Office or Agency.

                 The Company will maintain in each Place of Payment for each series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange or conversion and where notices and demands to or on the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                 The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 10.03.   Money for Security Payments To Be Held in Trust.

                 If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of, premium, if any, or interest on or any Additional Amounts with respect to any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the entire amount so becoming due until such sum shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

                 Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of, premium, if any, or interest on or any Additional Amounts with respect to any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the entire amount so becoming due, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

                 The Company will cause each Paying Agent other than the Trustee or the Company for each series of Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will: (a) comply with the provisions of the Trust Indenture Act and this Indenture applicable to it as a Paying Agent and hold all sums held by it for the payment of principal of or any premium or interest on or any Additional Amounts with respect to the Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to those Persons or otherwise disposed of as herein provided; (b) give the Trustee notice of any default by the Company (or any other obligor on the Securities) in the making of any payment in respect of the Securities of that series; and (c) at any time during the continuance of any default by the Company (or any other obligor on the Securities of that series) in the making of any payment in respect of the Securities of that series, on the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series, and account for any funds disbursed.

                 The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee on the same trusts as those on which such sums were held by the Company or such Paying Agent; and, on such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                 Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on or any Additional Amounts with respect to any Security of any series and remaining unclaimed for two years after that principal, premium, if any, interest or Additional Amounts, if any, has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of that Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 10.04.   Statement by Officers as to Default.

                 The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 10.05.   Existence.

                 Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises and the existence, rights (charter and statutory) and franchises of each Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders of Securities of any series.

SECTION 10.06.   Waiver of Certain Covenants.

                 The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 10.05, or any covenant added for the benefit of any series of Securities as contemplated by Section 3.01 (unless otherwise specified pursuant to Section 3.01) if before or after the time for such compliance the Holders of a majority in principal amount of the Outstanding Securities of all series affected by that omission (acting as one class) shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

SECTION 10.07.   Additional Amounts.

                 If the Securities of a series expressly provide for the payment of Additional Amounts, the Company will pay to the Holder of any Security of that series Additional Amounts as expressly provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 10.07 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 10.07 and express mention of the payment of

Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

                 If the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company shall furnish the Trustee and the Company's principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers' Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series who are United States Aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities and the Company will pay to such Paying Agent the Additional Amounts required by this Section. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section 10.07.


                                  ARTICLE XI

                            REDEMPTION OF SECURITIES

SECTION 11.01.   Applicability of Article.

                 Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article XI.

SECTION 11.02.   Election To Redeem; Notice to Trustee.

                 The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter period shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of that series to be redeemed. In case of any redemption at the election of the Company of all the Securities of any series, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter period shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date.

SECTION 11.03.   Selection by Trustee of Securities To Be Redeemed.

                 If less than all the Securities of any series are to be redeemed, the particular Securities of that series to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of that series not previously called for redemption, by lot or pro rata or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of that series of a denomination larger than the minimum authorized denomination for Securities of that series.

                 If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption.
Securities of any series which have been converted during a selection of Securities of that series to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection. In any case where more than one Security of the same series is registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Security of that series.

                 The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                 For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 11.04.   Notice of Redemption.

                 Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 15 nor more than 60 days prior to the Redemption Date, to the Trustee and to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

                 All notices of redemption shall state:

                 (a)      the Redemption Date,

                 (b)      the Redemption Price,

                 (c) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed,

                 (d) that on the Redemption Date the Redemption Price will become due and payable on each such Security to be redeemed and that (unless the Company shall default in payment of the Redemption Price) interest thereon will cease to accrue on and after said date,

                 (e) that the redemption is for a sinking fund, if that is the case,

                 (f) the conversion price, the date on which the right to convert the Securities to be redeemed will terminate and the place or places where such Securities may be surrendered for conversion, and

                 (g) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

                 Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request received by the Trustee at least 25 days prior to the Redemption Date, by the Trustee in the name and at the expense of the Company.

SECTION 11.05.   Deposit of Redemption Price.

                 At or prior to 10:00 a.m. (Houston, Texas time) on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, and any Additional Amounts with respect to, all the Securities or portions thereof which are to be redeemed on that date other than any Securities called for redemption on that date which have been converted prior to the date of such deposit.

                 If any Security called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 3.07) be paid to the Company on Company Request or, if then held by the Company, shall be discharged from such trust.

SECTION 11.06.   Securities Payable on Redemption Date.

                 Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest and any Additional Amounts) such Securities shall cease to bear interest or be entitled to any Additional Amounts. On surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest and any Additional Amounts to the Redemption Date; provided, however, that installments of interest whose Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

                 If any Security called for redemption shall not be so paid on surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

SECTION 11.07.   Securities Redeemed in Part.

                 Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company maintained for that purpose pursuant to Section 10.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.


                                  ARTICLE XII

                          SUBORDINATION OF SECURITIES

SECTION 12.01.   Securities Subordinated to Senior Indebtedness.

                 The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, at all times and in all respects, the indebtedness represented by the Securities and the payment of the principal of, premium, if any, and interest on and any Additional Amounts with respect to each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness. Obligations in respect of Senior Indebtedness will not be deemed to have been paid in full unless the holders thereof shall have received payment in full in cash or cash equivalents with respect thereto.

                 Each Holder of the Securities by its acceptance thereof acknowledges and agrees that the subordination provisions included herein are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of Securities, to acquire and/or continue to hold such

Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and/or continuing to hold such Senior Indebtedness.

SECTION 12.02.   Payment Over of Proceeds Upon Dissolution, etc.

                 In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Company or to its creditors, as such, or to a substantial part of its assets, or (b) any proceeding for the liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any general assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all Obligations due or to become due on or in respect of all Senior Indebtedness before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of principal of, premium, if any, or interest on or any Additional Amounts with respect to the Securities, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, which may be payable or deliverable in respect of the Securities in any such case, proceeding, dissolution, liquidation or other winding up or event. In furtherance of the foregoing, but not by way of limitation thereof, in the event of any case or proceeding described in clause (a) above in or as a result of which the Company is excused from the obligation to pay all or any part of the interest otherwise payable in respect of any Senior Indebtedness during the period subsequent to the commencement of any such case or proceeding, all or such part, as the case may be, of such interest shall be payable out of, and to that extent shall diminish and be at the expense of, reorganization dividends or other distributions in respect of the Securities.

                 In the event that, notwithstanding the foregoing provisions of this Section 12.02, the Trustee or the Holder of any Security shall have received any payment or distribution of any kind or character in respect of the Securities, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, before all Senior Indebtedness is paid in full, such payment or distribution shall be held by the Trustee (if the Trustee has knowledge that such payment or distribution is prohibited by this Section 12.02) or by such Holder (in trust) for the holders of Senior Indebtedness, and shall be paid forthwith over and delivered to, the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                 To the extent any payment of or distribution in respect of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of set off or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred.

                 For purposes of this Article XII only, (a) a "distribution" may consist of cash, securities or other property, by set-off or otherwise and
(b) the words "cash, property or securities" shall not be deemed to include securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, which securities are subordinated in right of payment to all Senior Indebtedness which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article XII. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person on the terms and conditions set forth in Article VIII shall not be deemed a dissolution, winding up, liquidation, reorganization, general assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this
Section 12.02 if the Person formed by such consolidation or into which the Company is merged or which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article VIII.

SECTION 12.03.   Prior Payment to Senior Indebtedness On Acceleration of
                 Securities.

                 If any Securities are declared due and payable before their Stated Maturity, the Company shall promptly notify all holders of Senior Indebtedness of such event. In the event that any Securities are declared due and payable before their Stated Maturity, then and in such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all Obligations in respect of Senior Indebtedness before the Holders of the Securities are entitled to receive any payment or other distribution (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities) on account of the principal of, premium, if any, or interest on or any Additional Amounts with respect to the Securities or on account of the purchase or other acquisition of Securities, and on any such event the Holders of the Securities shall, to the extent permitted by law, be prohibited for a period of 180 days thereafter from making any bankruptcy filing with respect to the Company or from filing suit to enforce their rights under this Indenture (provided, however, that if the acceleration of Securities is rescinded or annulled prior to the expiration of such 180-day period, such prohibition shall terminate on such earlier date as the acceleration of such Securities is rescinded or annulled), subject to the rights, if any, under this Article XII of the holders, from time to time, of Senior Indebtedness to receive the cash, property or securities receivable on the exercise of such rights.

                 In the event that, notwithstanding the foregoing, the Company shall make any payment or distribution to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section 12.03, such payment or distribution shall be held by the Trustee (if the Trustee has knowledge that such payment or distribution is so prohibited) or by such Holder (in trust) for the holders of Senior Indebtedness, and shall be paid forthwith over and delivered (a) to the holders of Senior Indebtedness or their respective Representatives as their respective interests may appear or (b) as a court of competent jurisdiction shall direct, in each case, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                 The provisions of this Section 12.03 shall not apply to any payment with respect to which Section 12.02 would be applicable.

SECTION 12.04.   No Payment When Senior Indebtedness in Default.

                 The Company may not make any payment (whether by redemption, purchase, retirement, defeasance or otherwise) to the Trustee or any Holder on account of the principal of, premium, if any, or interest on or any Additional Amounts with respect to the Securities and may not acquire from the Trustee or any Holder any Securities (other than payments and other distributions made from any defeasance trust created pursuant to Section 4.01 if the applicable deposit does not violate Article IV or this Article XII) until all principal and other Obligations with respect to the Senior Indebtedness of the Company have been paid in full if:

                 (a) a default in the payment of any principal of, premium, if any, or interest on Designated Senior Indebtedness occurs; or

                 (b) a default, other than a payment default, on Designated Senior Indebtedness occurs and is continuing that then permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who is a Representative of the holders of such Designated Senior Indebtedness, provided, that if such Designated Senior Indebtedness is of the type referred to in clause (b) of the definition thereof, the Payment Blockage Notice shall be given by a Representative of the holders of at least 20% of such Designated Senior Indebtedness. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this
         Section 12.04 unless and until 360 days shall have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior Payment Blockage Notice. No nonpayment default in respect of any Designated Senior Indebtedness that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for subsequent Payment Blockage Notices.

                 The Company shall resume payments on and distributions in respect of the Securities and may acquire Securities on:

                 (a)      in the case of a default referred to in subparagraph
         (a) of the preceding paragraph, the date on which the default is cured or waived, or

                 (b)      in the case of a default referred to in subparagraph
         (b) of the preceding paragraph, the earliest of (i) the date on which such nonpayment default is cured or waived, (ii) the date the applicable Payment Blockage Notice is retracted by written notice to the Trustee from the Person who is a Representative of the holders of the relevant Designated Senior Indebtedness and (iii) 179 days after the date on which the applicable Payment Blockage Notice is received unless (A) any of the events described in subparagraph (a) of the preceding paragraph has occurred and is continuing or (B) a Default or Event of Default under clause (f) or (g) of Section 5.01 has occurred, if this Article XII otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

                 In the event that, notwithstanding the foregoing, the Company shall make any payment or distribution to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section 12.04, such payment or distribution shall be held by the Trustee (if the Trustee has knowledge that such payment or distribution is so prohibited) or by such Holder (in trust) for the holders of Senior Indebtedness, and shall be paid forthwith over and delivered (a) to the holders of Senior Indebtedness or their respective Representatives as their respective interests may appear or (b) as a court of competent jurisdiction shall direct, in each case for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                 The provisions of this Section 12.04 shall not apply to any payment with respect to which Section 12.02 would be applicable.

SECTION 12.05.   Payment Permitted If No Default.

                 Nothing contained in this Article XII or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except under the circumstances referred to in Section 12.02 or under the conditions described in Section 12.03 or 12.04, from making payments at any time of principal of, premium, if any, or interest on or any Additional Amounts with respect to the Securities, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of, premium, if any, or interest on or any Additional

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Amounts with respect to the Securities if, at the time of such application by the Trustee, it did not have knowledge within the meaning of Section 12.10 that such payment would have been prohibited by the provisions of this Article XII.

SECTION 12.06.   Subrogation to Rights of Holders of Senior Indebtedness.

                 Subject to the payment in full of all Obligations in respect of Senior Indebtedness, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of Senior Indebtedness pursuant to the provisions of this Article XII (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments and distributions applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on and any Additional Amounts with respect to the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article XII, and no payments over pursuant to the provisions of this Article XII to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

SECTION 12.07.   Provisions Solely To Define Relative Rights.

                 The provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article XII or elsewhere in this Indenture or in the Securities is intended to or shall: (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest on and any Additional Amounts with respect to the Securities as and when the same shall become due and payable in accordance with their terms; (b) affect the relative rights against the Company or the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or
(c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law on default under this Indenture, subject to the rights, if any, under this Article XII of the holders of Senior Indebtedness to receive distributions otherwise payable or deliverable to the Trustee or such Holder.

SECTION 12.08.   Trustee To Effectuate Subordination.

                 Each holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XII and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 12.09.   No Waiver of Subordination Provisions.

                 No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                 Without in any way limiting the generality of the preceding paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Trustee or the Holders of the Securities and without impairing or releasing the subordination provided in this Article XII or the obligations hereunder of the Trustee or the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 12.10.   Notice to Trustee.

                 The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article XII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any Representative therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.10 at least two Business Days prior to the date on which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on or any Additional Amounts with respect to any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

                 Subject to the provisions of Section 6.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a Representative therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a Representative therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XII, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.11.   Reliance on Judicial Order or Certificate of Liquidating
                 Agent.

                 On any payment or distribution in respect of the Securities or Senior Indebtedness referred to in this Article XII, the Trustee, subject to the provisions of Section 6.01, and, so long as the provisions of this Article XII have been brought to the attention of the court, tribunal, trustee or other Person making the payment or distribution, the Holders of the Securities shall be entitled to rely on any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.

SECTION 12.12.   Trustee Not Fiduciary for Holders of Senior Indebtedness.

                 The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall, absent gross negligence or wilful misconduct, mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which holders of Senior Indebtedness shall be entitled by virtue of this Article XII or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XII, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Article XII against the Trustee.

SECTION 12.13. Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights.

                 The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XII with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

                 Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07.

SECTION 12.14.   Article Applicable to Paying Agents.

                 In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article XII shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XII in addition to or in place of the Trustee; provided, however, that Section 12.13 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

SECTION 12.15.   Certain Conversions Deemed Payment.

                 For the purposes of this Article XII only, (a) the issuance and delivery of junior securities on conversion of Securities in accordance with Article XIII shall not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, or interest on or any Additional Amounts with respect to Securities or on account of the purchase or other acquisition of Securities, and (b) the payment, issuance or delivery of cash, property or securities (other than junior securities) on conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section 12.15, the term "junior securities" means (a) shares of any class of capital stock of the Company and
(b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this
Article XII. Nothing contained in this Article XII or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article XIII.

SECTION 12.16.   No Suspension of Remedies.

                 Except as provided in Section 12.03, nothing contained in this
Article XII shall limit the right of the Trustee or the Holders of the Securities of any series to take any action to accelerate the maturity of the Securities of that series pursuant to the provisions described under Article V and as set forth in this Indenture or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this
Article XII of the holders, from time to time, of Senior

Indebtedness to receive the cash, property or securities receivable on the exercise of such rights or remedies.


                                 ARTICLE XIII

                            CONVERSION OF SECURITIES

SECTION 13.01.   Conversion Privilege and Conversion Price.

                 Subject to and on compliance with the provisions of this
Article XIII, at the option of the Holder thereof, any Security of any series or any portion of the principal amount thereof which equals $1,000 or any integral multiple thereof may be converted at any time on or following the Convertibility Commencement Date for that Security at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock, at the conversion price for that Security, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on the Stated Maturity of the final payment of principal of that Security. In case a Security or portion thereof is called for redemption, such conversion right in respect of the Security or portion so called shall expire at the close of business on the second business day preceding the applicable Redemption Date, unless the Company defaults in making the payment due on redemption.

                 The price at which shares of Common Stock shall be delivered on conversion of any Security (herein called the "conversion price") shall be initially the Initial Conversion Price per share of Common Stock which is fixed for that Security by or pursuant to this Indenture. The conversion price shall be adjusted in certain instances as provided in paragraphs (a), (b), (c), (d),
(e), (f) and (i) of Section 13.04.

SECTION 13.02.   Exercise of Conversion Privilege.

                 In order to exercise the conversion privilege, the Holder of any Security of any series shall surrender that Security, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained pursuant to Section 10.02 for that series, accompanied by written notice to the Company in the form provided in the Security (or such other notice as is acceptable to the Company) at such office or agency that the Holder elects to convert that Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Securities surrendered for conversion during the period from the opening of business on any Regular Record Date for that Security next preceding any Interest Payment Date for that Security to the close of business on that Interest Payment Date (except in the case of Securities or portions thereof which have been called for redemption on a Redemption Date, or which are repurchasable on a Repurchase Date, occurring, in either case, within such period) must be accompanied by payment in New York Clearing House funds or other funds acceptable to the

Company of an amount equal to the interest payable on that Interest Payment Date on the principal amount of Securities being surrendered for conversion. Except as provided in the immediately preceding sentence and subject to the last paragraph of Section 3.07, no payment or adjustment shall be made on any conversion on account of any interest accrued on the Securities surrendered for conversion or on account of any dividends on the Common Stock issued on conversion.

                 Securities shall be deemed to have been converted immediately prior to the close of business on the day of their surrender for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of those Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable on conversion of those Securities shall be treated for all purposes as having become the record holder or holders of such Common Stock as and after such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable on conversion, together with payment in lieu of any fraction of a share, as provided in Section 13.03.

                 In the case of any Security of any series which is converted in part only, on such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of the same series and like tenor and of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security.

SECTION 13.03.   Fractions of Shares.

                 No fractional share of Common Stock shall be issued on conversion of Securities of any series. If more than one Security of the same series shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable on conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable on conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price (as hereinafter defined) at the close of business on the day of conversion (or, if such day is not a Trading Day (as hereafter defined), on the Trading Day immediately preceding such day).

SECTION 13.04.   Adjustment of Conversion Price.

                 (a) In case the Company shall pay or make a dividend or other distribution on the Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class of capital stock of the Company which dividend or distribution includes Common Stock, each conversion price in effect for the Securities of each series at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying that conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                 (b) Subject to paragraph (g) of this Section 13.04, in case the Company shall pay or make a dividend or other distribution on the Common Stock consisting exclusively of, or shall otherwise issue to all holders of the Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (determined as provided in paragraph (h) of this Section 13.04) on the date fixed for the determination of stockholders entitled to receive such rights or warrants, each conversion price in effect for the Securities of each series at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying that conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company.

                 (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, each conversion price in effect for the Securities of each series at the opening of business on the day following the day on which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, each conversion price in effect for the Securities of each series at the opening of business on the day following the day on which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day on which subdivision or combination becomes effective.

                 (d) Subject to the last sentence of this paragraph (d) and to paragraph (g) of this Section 13.04, in case the Company shall, by dividend or otherwise, distribute to all holders of the Common Stock evidences of its indebtedness, shares of any class of its capital stock, cash or other assets (including securities, but excluding any rights or warrants referred to in paragraph (b) of this

Section 13.04, excluding any dividend or distribution paid exclusively in cash and excluding any dividend or distribution referred to in paragraph (a) of this
Section 13.04), each conversion price for the Securities of each series shall be reduced by multiplying that conversion price as it was in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in paragraph (h) of this Section 13.04) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the evidences of indebtedness, shares of capital stock, cash and other assets to be distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following such date. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (d) by reference to the actual or when-issued trading market for any securities comprising part or all of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to paragraph (h) of this Section 13.04, to the extent possible. For purposes of this paragraph (d), any dividend or distribution that includes shares of Common Stock, rights or warrants to subscribe for or purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock shall be deemed to be (i) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of capital stock other than such shares of Common Stock, such rights or warrants or such convertible or exchangeable securities (making any conversion price reduction required by this paragraph (d)) immediately followed by (ii) in the case of such shares of Common Stock or such rights or warrants, a dividend or distribution thereof (making any further conversion price reduction required by paragraphs (a) and (b) of this Section 13.04, except any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (a) of this Section 13.04), or (iii) in the case of such convertible or exchangeable securities, a dividend or distribution of the number of shares of Common Stock as would then be issuable on the conversion or exchange thereof, whether or not the conversion or exchange of such securities is subject to any conditions (making any further conversion price reduction required by paragraph (a) of this Section 13.04, except the shares deemed to constitute such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (a) of this Section 13.04).

                 (e) In case the Company shall, by dividend or otherwise, at any time distribute to all holders of the Common Stock cash (excluding any cash that is distributed as part of a distribution referred to in paragraph (d) of this Section 13.04 or in connection with a transaction to which Section
13.11 applies) in an aggregate amount that, together with (i) the aggregate amount of any other distributions to all holders of the Common Stock made exclusively in cash within the 12 months preceding the date fixed for the determination of stockholders entitled to such distribution and in respect of which no conversion price adjustment pursuant to this paragraph (e) has been made previously and (ii) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) as of such date of determination of any other consideration payable in respect of any tender offer by the

Company or a Subsidiary for all or any portion of the Common Stock consummated within the 12 months preceding such date of determination and in respect of which no conversion price adjustment pursuant to paragraph (f) of this Section
13.04 has been made previously, exceeds the greater of (A) 12.5% of the product of the Current Market Price (determined as provided in paragraph (h) of this Section) on such date of determination times the number of shares of Common Stock outstanding on such date or (B) the Company's consolidated retained earnings on the date fixed for determining the stockholders entitled to such distribution (determined without giving effect to such distribution), each conversion price for the Securities of each series shall be reduced by multiplying that conversion price as it was in effect immediately prior to the close of business on such date of determination by a fraction of which the numerator shall be the Current Market Price (determined as provided in paragraph (h) of this Section 13.04) on such date less the amount of such cash previously distributed or to be distributed at such time applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following such date.

                 (f) In case a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall be consummated and such tender offer shall involve an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) as of the last time (the "Expiration Time") that tenders may be made pursuant to such tender offer (as it shall have been amended) that, together with (i) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) as of the Expiration Time of the other consideration paid in respect of any other tender offer by the Company or a Subsidiary for all or any portion of the Common Stock consummated within the 12 months preceding the Expiration Time and in respect of which no conversion price adjustment pursuant to this paragraph
(f) has been made previously and (ii) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in cash within the 12 months preceding the Expiration Time and in respect of which no conversion price adjustment pursuant to paragraph (e) of this Section 13.04 has been made previously, exceeds the greater of (A) 12.5% of the product of the Current Market Price (determined as provided in paragraph (h) of this Section 13.04) immediately prior to the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time or (B) the Company's consolidated retained earnings as of the Expiration Time (determined without giving effect to the purchase of tendered shares), each conversion price for the Securities of each series shall be reduced by multiplying that conversion price as it was in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (1) the product of the Current Market Price (determined as provided in paragraph (h) of this Section 13.04) immediately prior to the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares at the Expiration Time) minus (2) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders on consummation of such tender offer and the denominator shall be the product of (1) such Current Market Price times (2) such number of outstanding shares at the Expiration Time minus the number of shares accepted for payment in such tender offer (the "Purchased Shares"), such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time; provided, that if the number of Purchased Shares or the aggregate consideration payable therefor has not been finally determined by such opening of business, the adjustment required by this paragraph (f) shall, pending such final determination, be made based on the preliminarily announced results of such tender offer, and, after such final determination shall have been made, the adjustment required by this paragraph
(f) shall be made based on the number of Purchased Shares and the aggregate consideration payable therefor as so finally determined.

                 (g) The reclassification of Common Stock into securities that include securities other than Common Stock (other than any reclassification on a consolidation or merger to which Section 13.11 applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to such distribution" within the meaning of paragraph (d) of this Section 13.04), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day on which such subdivision becomes effective" or "the day on which such combination becomes effective", as the case may be, and "the day on which such subdivision or combination becomes effective" within the meaning of paragraph (c) of this Section 13.04).

                 Rights or warrants issued by the Company to all holders of the Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock (either initially or under certain circumstances), which rights or warrants (i) are deemed to be transferred with such shares of Common Stock,
(ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, in each case in clauses (i) through (iii) until the occurrence of a specified event or events ("Trigger Event"), shall for purposes of this Section 13.04 not be deemed issued until the occurrence of the earliest Trigger Event. If any such rights or warrants, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to subsequent events, on the occurrence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of such rights or warrants, or any Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to any conversion price under this Section 13.04 was made, (i) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, that conversion price shall be readjusted on such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (ii) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, that conversion price shall be readjusted as if such rights and warrants had not been issued.

                 Notwithstanding any other provision of this Section 13.04 to the contrary, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any stockholder rights plan) shall be deemed not to have been distributed for purposes of this Section 13.04 if the Company makes proper provision so that each holder of Securities of each series who converts a Security (or any portion thereof) of that series after the date fixed for determination of stockholders entitled to receive such distribution shall be entitled to receive on such conversion, in addition to the shares of Common Stock issuable on such conversion, the amount and kind of such distributions which that holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted that Security into Common Stock.

                 (h) For the purpose of any computation under this paragraph (h) and paragraphs (b), (d) and (e) of this Section 13.04, the current market price per share of Common Stock (the "Current Market Price") on any date shall be deemed to be the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the date in question; provided, however, that (i) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to any conversion price pursuant to paragraph (a), (b), (c), (d),
(e) or (f) of this Section 13.04 occurs on or after the 20th Trading Day prior to the date in question and prior to the "ex" date for the issuance or distribution requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which that conversion price is so required to be adjusted as a result of such other event, (ii) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to paragraph (a), (b), (c), (d), (e) or (f) of this Section 13.04 occurs on or after the "ex" date for the issuance or distribution requiring such computation and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which that conversion price is so required to be adjusted as a result of such other event, and (iii) if the "ex" date for the issuance or distribution requiring such computation is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (ii) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraph (d) or (e) of this
Section 13.04, whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For the purpose of any computation under paragraph (f) of this Section 13.04, the Current Market Price on any date shall be deemed to be the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing on or after the latest (the "Commencement Date") of (i) the date 20 Trading Days before the date in question, (ii) the date of commencement of the tender offer requiring such computation and (iii) the date of the last amendment, if any, of such tender offer involving a change in the maximum number of shares for which tenders are sought or a change in the consideration offered, and ending not later than the Expiration Time of such tender offer; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to any conversion price pursuant to paragraph (a), (b), (c), (d), (e) or (f) of this Section
13.04 occurs on or after the Commencement Date and prior to the Expiration Time for the tender offer requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the conversion price is so required to be adjusted as a result of such other event. The closing price for any Trading Day (the "Closing Price") shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. For purposes of this paragraph, the term "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are generally not traded on the applicable securities exchange or in the applicable securities market and the term "'ex' date," (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Prices were obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and (iii) when used with respect to any tender offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the last time that tenders may be made pursuant to such tender offer (as it shall have been amended).

                 (i) The Company may make such reductions in any conversion price for any Security, in addition to those required by paragraphs
(a), (b), (c), (d), (e) and (f) of this Section 13.04, as it considers to be advisable (as evidenced by a Board Resolution) in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

                 (j) No adjustment in any conversion price for any Security shall be required unless such adjustment (plus any other adjustments not previously made by reason of this paragraph (j)) would require an increase or decrease of at least 1% in that conversion price; provided, however, that any adjustments which by reason of this paragraph (j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment of that conversion price.

                 (k) Notwithstanding any other provision of this Section 13.04, no adjustment to any conversion price for any Security shall reduce that conversion price below the then par value per share of the Common Stock, and any such purported adjustment shall instead reduce that conversion price to that par value. The Company hereby covenants not to take any action to increase the par value per share of the Common Stock.

SECTION 13.05.   Notice of Adjustments of Conversion Price.

                 Whenever any conversion price is adjusted as herein provided:

                 (a) the Company shall compute the adjusted conversion price in accordance with Section 13.04 and shall prepare an Officers' Certificate signed by the Treasurer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts on which such adjustment is based, and such certificate shall forthwith be filed (with a copy to the Trustee) at each office or agency maintained pursuant to Section 10.02 for the purpose of conversion of the Securities to which the adjusted conversion price applies; and

                 (b) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be prepared, and as soon as practicable after it is prepared, such notice shall be mailed by the Company to all Holders of Securities to which the adjusted conversion price applies at their last addresses as they shall appear in the Security Register.

SECTION 13.06.   Notice of Certain Corporate Action.

                 In case:

                 (a) the Company shall declare a dividend (or any other distribution) on the Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require any conversion price adjustment pursuant to paragraph
         (e) of Section 13.04; or

                 (b) the Company shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights (excluding shares of capital stock or options for capital stock issued pursuant to a benefit plan for employees, officers or directors of the Company); or

                 (c) of any reclassification of the Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all the assets of the Company; or

                 (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                 (e) the Company or any Subsidiary shall commence a tender offer for all or a portion of the outstanding shares of Common Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor);

then the Company shall cause to be filed at each office or agency maintained pursuant to Section 10.02, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 21 days (or 11 days in any case specified in clause (a), (b) or (e) above) prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, (ii) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable on such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (iii) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (a) through (e) of this Section 13.06.

SECTION 13.07.   Company To Reserve Common Stock.

                 The Company shall at all times reserve and keep available, free from preemptive and other rights, out of the authorized but unissued Common Stock or out of the Common Stock held in the treasury of the Company, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable on the conversion of all outstanding Securities. Shares of Common Stock issuable on conversion of outstanding Securities shall be issued out of the Common Stock held in the treasury of the Company to the extent available.

SECTION 13.08.   Taxes on Conversions.

                 The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

SECTION 13.09.   Covenant as to Common Stock.

                 The Company covenants that all shares of Common Stock which may be issued on conversion of Securities will on issue be fully paid and nonassessable and, except as provided in Section 13.08, the Company will pay all taxes, liens and charges with respect to the issue thereof.

SECTION 13.10.   Cancellation of Converted Securities.

                 All Securities delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 3.09.

SECTION 13.11.   Provisions of Consolidation, Merger or Sale of Assets.

                 In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all the assets of the Company (other than to a wholly-owned Subsidiary), the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then Outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in or pursuant to this Indenture, to convert such Security only into the kind and amount of securities, cash and other property, if any, receivable on such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such Security might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable on such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable on such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this Section
13.11 the kind and amount of securities, cash and other property receivable on such consolidation, merger, sale or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XIII. The above provisions of this
Section 13.11 shall similarly apply to successive consolidations, mergers, sales or transfers.

SECTION 13.12.   Trustee's Disclaimer.

                 The Trustee has no duty to determine when an adjustment under this Article XIII should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying on, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 13.05. The Trustee makes no representation as to the validity or value of any securities or assets issued on conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article XIII.

                 The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 13.11, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying on, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 1.02 in connection with that supplemental indenture.


                                 ARTICLE XIV

                         RIGHT TO REQUIRE REPURCHASE

SECTION 14.01.   Right To Require Repurchase.

                 In the event that there shall occur a Repurchase Event (as defined in Section 14.06), then each Holder of each then Outstanding Security shall have the right, at such Holder's option, to require the Company to purchase, and on the exercise of such right, the Company shall, subject to the provisions of Section 12.03, purchase, all or any part of such Holder's then Outstanding Securities on the date (the "Repurchase Date") that is 30 days after the date the Company gives notice of the Repurchase Event as contemplated in Section 14.02(a) at a price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the Repurchase Date.

SECTION 14.02.   Notice; Method of Exercising Repurchase Right.

                 (a) On or before the 15th day after the occurrence of a Repurchase Event, the Company, or at the request of the Company received by the Trustee at least 40 days prior to the Repurchase Date, the Trustee (in the name and at the expense of the Company), shall give notice of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof by first-class mail, postage prepaid, to the Trustee and to each Holder of the Securities that were Outstanding when the Repurchase Event occurred at such Holder's address appearing in the Security Register. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee.

                 Each notice of a repurchase right shall state:

                 (i) the event constituting the Repurchase Event and the date thereof,

                 (ii)     the Repurchase Date,

                 (iii) the date by which the repurchase right must be exercised,

                 (iv)     the Repurchase Price and

                 (v) the instructions a Holder must follow to exercise a repurchase right.

                 No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a repurchase right. The Trustee shall have no affirmative obligation to determine if there shall have occurred a Repurchase Event.

                 (b) To exercise a repurchase right, a Holder shall deliver to the Company (or an agent designated by the Company for such purpose in the notice referred to in (a) above) and to the Trustee on or before the close of business on the Repurchase Date (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Security or Securities (or portion of a Security) to be repurchased and a statement that an election to exercise the repurchased right is being made thereby, and, together with the written notice to the Trustee, (ii) the Security or Securities with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company. Such written notice shall be irrevocable.

                 In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall on the Repurchase Date pay or cause to be paid in cash to the Holder thereof the Repurchase Price of the Security or Securities as to which the repurchase right has been exercised. In the event that a repurchase right is exercised with respect to less than the entire principal amount of a surrendered Security of any series, the Company shall execute and deliver to the Trustee and the Trustee shall authenticate for issuance in the name of the Holder a new Security or Securities of that series in the aggregate principal amount of the unrepurchased portion of such surrendered security.

SECTION 14.03.   Deposit of Repurchase Price.

                 On or prior to the Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Repurchase Price of the Securities which are to be repaid on the Repurchase Date.

SECTION 14.04.   Securities Not Repurchased on Repurchase Date.

                 If the Repurchase Price of any Security surrendered for repurchase shall not be paid on the Repurchase Date therefor, the principal shall, until paid, bear interest to the extent permitted by applicable law from that Repurchase Date at the rate per annum borne by that Security.

SECTION 14.05.   Securities Repurchased in Part.

                 Any Security of any series which is to be repurchased only in part shall be surrendered at any office or agency of the Company designated for that purpose pursuant to Section 10.02 (with, if the Company or the Trustee so requires, due endorsement by, or written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of that Security without service charge, a new Security or Securities of that series and of like tenor and any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

SECTION 14.06.   Certain Definitions.

                 For purposes of this Article:

                 (a) With respect to any Security, a "Repurchase Event" shall have occurred on the occurrence of a Change in Control or a Termination of Trading after the date that Security (or its earliest Predecessor Security) is issued and on or prior to the Stated Maturity of the final payment of principal of that Security.

                 (b)      A "Change in Control" shall occur when:

                 (i) all or substantially all the assets of the Company or of the Company and its subsidiaries, taken as a whole, are sold in one transaction or any series of related transactions as an entirety to any Person or related group of Persons;

                 (ii) there shall be consummated any consolidation or merger of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly owned subsidiary of the Company in which all shares of Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or
         (B) pursuant to which the Common Stock would be converted into cash, securities or other property, in each case, other than a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power of all classes of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such consolidation or merger in substantially the same proportion as their ownership of Common Stock immediately before such transaction;

                 (iii) any person, or any persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof, shall beneficially own (as defined in Rule 13d-3 under the Exchange Act) at least 50% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors of the Company;

                 (iv) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 % of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

                 (v) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

                 (c) A "Termination of Trading" shall occur if the Common Stock (or other common stock into which the Securities are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.


                                  ARTICLE XV.

                       MEETINGS OF HOLDERS OF SECURITIES

SECTION 15.01.   Purposes for Which Meetings May Be Called.

                 A meeting of Holders of Securities of any or all series may be called at any time and from time to time pursuant to this Article XV to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

SECTION 15.02.   Call, Notice and Place of Meetings.

                 (a) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 15.01, to be held at such time and at such place in Houston, Texas, or in any other location, as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.06, not less than 20 nor more than 180 days prior to the date fixed for the meeting.

                 (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Outstanding Securities of any series, shall have requested the Trustee for that series to call a meeting of the Holders of Securities of that series for any purpose specified in Section 15.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of that meeting within 30 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of that series in the amount above specified, as the case may be, may determine the time and the place in Houston, Texas, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in Subsection (a) of this Section 15.02.

SECTION 15.03.   Persons Entitled To Vote at Meetings.

                 To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (a) a Holder of one or more Outstanding Securities of that series or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of that series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 15.04.   Quorum; Action.

                 The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of that series. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of that series, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Subject to Section 15.05(d), notice of the reconvening of any adjourned meeting shall be given as provided in Section 15.02(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly that Persons entitled to vote a majority in principal amount of the Outstanding Securities of that series shall constitute a quorum.

                 Except as limited by the proviso to Section 9.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 9.02, any resolution with respect to any request, demand, authorization, direction, notice, consent or waiver which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage that is less than a majority in aggregate principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in aggregate principal amount of the Outstanding Securities of that series.

                 Except as limited by the proviso to Section 9.02, any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section 15.04 shall be binding on all the Holders of Securities of that series, whether or not present or represented at the meeting.

SECTION 15.05. Determination of Voting Rights; Conduct and Adjournment of Meetings.

                 (a) The holding of Securities shall be proved in the manner specified in Section 1.04 and the appointment of any proxy shall be proved in the manner specified in Section 1.04 or by having the signature of the Person executing the proxy witnessed or guaranteed by any trust company, bank or banker deemed by the Trustee to be satisfactory. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04 or other proof.

                 (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 15.02(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series represented at the meeting.

                 (c) At any meeting each Holder of a Security of each series represented at the meeting and each proxy shall be entitled to one vote for each $1,000 principal amount of the Outstanding Securities of that series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of a series represented at the meeting or as a proxy.

                 (d) Any meeting of Holders of Securities of any series duly called pursuant to Section 15.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series represented at the meeting; and the meeting may be held as so adjourned without further notice.

SECTION 15.06.   Counting Votes and Recording Action of Meetings.

                 The vote on any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of that series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of that series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that such notice was given as provided in Section 15.02 and, if applicable, Section 15.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.



                  -----------------------------------------


                 This Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                      AMERICAN RESIDENTIAL SERVICES, INC.


                                      By
                                        ----------------------------------------
                                           C. Clifford Wright, Jr.
                                           President and Chief Executive Officer

Attest:


-----------------------------------
John D. Held
Secretary


                                      U.S. TRUST COMPANY OF TEXAS, N.A.,
                                       as Trustee


                                      By
                                        ----------------------------------------
                                            William J. Barber
                                            Vice President

Attest:


-----------------------------------
Name:
Title:

STATE OF TEXAS            )
                          )  ss.
COUNTY OF HARRIS          )


         On the ___ day of ___________ 1997, before me personally came C. Clifford Wright, Jr.,to me known, who, being by me duly sworn, did depose and say that he is President and Chief Executive Officer of American Residential Services, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.




                                   ----------------------------------
                                               Notary Public



STATE OF ___________      )
                          )   ss.:
COUNTY OF _________       )

         On the __ day of _______, 1997, before me personally came William J. Barber, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of U.S. Trust Company of Texas, N.A., a national banking association, described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                        -----------------------------------
                                                  Notary Public